EXHIBIT 99.1

Upland Software Reports Fourth Quarter and Full Year 2018 Financial Results
AUSTIN, Texas, March 7, 2019 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today announced financial and operating results for the fourth quarter and full year of 2018 and provided guidance for its first quarter and full year of 2019.
Fourth Quarter 2018 Financial Highlights

•	Total revenue was $45.2 million, an increase of 62% from $27.8 million in the fourth quarter of 2017.

•	Subscription and support revenue was $41.8 million, an increase of 69% from $24.8 million in the fourth quarter of 2017.

•	GAAP net income was $2.7 million, or income of $0.13 cents per share, compared to a GAAP net loss of $3.8 million, or a loss of $0.19 cents per share, in the fourth quarter of 2017.

•	Adjusted EBITDA was $16.7 million, or 37% of total revenue, an increase of 72% from $9.7 million, or 35% of total revenue, in the fourth quarter of 2017.

•	Cash on hand as of the end of the fourth quarter was $16.7 million.

Full Year 2018 Financial Highlights

•	Total revenue was $149.9 million, an increase of 53% from $98.0 million in 2017.

•	Subscription and support revenue was $136.6 million, an increase of 60% from $85.5 million in 2017.

•	GAAP net loss was $9.9 million, or a loss of $0.50 cents per share, compared to a GAAP net loss of $18.7 million, or a loss of $1.02 cents per share, in 2017.

•	Adjusted EBITDA was $53.1 million, or 35% of total revenue, an increase of 75% from $30.3 million, or 31% of total revenue, in 2017.

“Q4 was a strong finish to a transformational year marked by accelerating revenue growth, expanding margins, market leading product innovation, increasing customer loyalty and retention, record acquisition activity, and profitable international expansion,” said Jack McDonald, chairman and CEO of Upland Software. “Our pro forma annualized run-rates are now north of $194 million in revenue and $72 million in Adjusted EBITDA and, as our strong guidance indicates, we are set up for a great 2019 with strong customer relationships, productive sales channels, a robust pipeline of acquisitions, and the operating and financial resources to execute on our plan," he added. “Additionally, just this week we announced a major new product and go-to-market strategy with the launch of our enterprise cloud solution suites, to maximize value for customers and increase Upland's organic growth.”
Full Year and Fourth Quarter Business Highlights

•
Achieved year-over-year improvement in NDRR from 93% to 98%. This near 500 bps improvement in NDRR is evidence that our UplandOne platform and focus on 100% customer success are driving increased customer satisfaction and loyalty, higher NPS scores, higher renewal rates, strong expansion sales, and increased pricing power.

•
Continued to make efficient, high impact investments in sales. Since Q1 2017, we have increased our field sales headcount from 3 to 28 and increased our total sales headcount from 27 to 65, more than doubling our organic growth in reported recurring revenues, all while expanding our Adjusted EBITDA margins by nearly 1,100 bps, from 26% to 37%.

•
In the fourth quarter, expanded 204 existing customer relationships, including 28 major expansions, and added 134 new customer relationships, including 27 major accounts. Across 2018 in total, expanded 822 existing customer relationships, including 87 major expansions, and added 482 new customer relationships, including 75 major accounts.

•
In the fourth quarter, continued to invest in customer-driven innovation, delivering 3 major releases and 16 feature packs that improved user experience, enhanced performance, and streamlined interconnectivity across several of our solution suites. For the full year, delivered 12 major releases and 51 feature packs that provided significant performance, reliability, usability, and functionality improvements, across all of our solution suites.

•
In the fourth quarter, made two strategic and accretive acquisitions for our Customer Experience Management (or CXM) Solution Suite, Adestra and Rant & Rave, which added capabilities including marketing automation and personalization, social media monitoring, and customer sentiment survey and analysis. For the full year, we made a total of 4 acquisitions that added $60 million in total pro-forma annualized revenues and $26 million in total pro-forma annualized Adjusted EBITDA.

Business Outlook
For the quarter ending March 31, 2019, Upland expects reported total revenue to be between $47.9 and $48.9 million, including subscription and support revenue between $44.4 and $45.2 million, for growth in recurring revenue of 62% at the mid-point over the quarter-ended March 31, 2018. First quarter 2019 Adjusted EBITDA is expected to be between $17.2 and $17.8 million, for an Adjusted EBITDA margin of roughly 36% at the mid-point, representing growth of 62% at the mid-point over the quarter-ended March 31, 2018.
For the full year ending December 31, 2019, Upland expects reported total revenue to be between $194.8 and $198.8 million, including subscription and support revenue between $181.8 and $185.0 million, for growth in recurring revenue of 34% at the mid-point over the year ended December 31, 2018. Full year 2019 Adjusted EBITDA is expected to be between $70.8 and $73.2 million, for an Adjusted EBITDA margin of 37% at the mid-point, representing growth of 36% at the mid-point over the year ended December 31, 2018.
Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 1378271. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com for twelve months.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in cloud-based enterprise work management software. Upland provides seven enterprise cloud solution suites that enable more than one million users at over 9,000 accounts to win and engage customers, automate business operations, manage projects and IT costs, and share knowledge throughout the enterprise. All of Upland’s solutions are backed by a 100 percent customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.
Upland defines annual net dollar retention rate (NDRR) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year. This measure excludes the revenue value of uncontracted overage fees and on-demand service fees.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
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Investor Relations Contact:
Mike Hill
Upland Software
512-960-1031
investor-relations@uplandsoftware.com

Media Contact:
Christina Turner
Media@uplandsoftware.com
855-944-7526

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenue:
Subscription and support	$41,776	$24,756	$136,578	$85,467
Perpetual license	678	1,050	3,902	4,346
Total product revenue	42,454	25,806	140,480	89,813
Professional services	2,726	2,041	9,405	8,139
Total revenue	45,180	27,847	149,885	97,952
Cost of revenue:
Subscription and support	13,486	8,148	42,881	28,454
Professional services	1,526	1,355	5,708	5,193
Total cost of revenue	15,012	9,503	48,589	33,647
Gross profit	30,168	18,344	101,296	64,305
Operating expenses:
Sales and marketing	5,980	3,791	20,935	15,307
Research and development	5,743	4,223	21,320	15,795
Refundable Canadian tax credits	(2)	(118)	(406)	(542)
General and administrative	8,566	5,727	32,041	23,291
Depreciation and amortization	4,683	2,387	14,272	6,498
Acquisition-related expenses	9,099	4,724	17,838	15,092
Total operating expenses	34,069	20,734	106,000	75,441
Loss from operations	(3,901)	(2,390)	(4,704)	(11,136)
Other expense:
Interest expense, net	(4,518)	(2,210)	(13,273)	(6,582)
Other income (expense), net	(816)	549	(1,781)	289
Total other expense	(5,334)	(1,661)	(15,054)	(6,293)
Loss before provision for income taxes	(9,235)	(4,051)	(19,758)	(17,429)
Provision for income taxes	11,927	257	9,809	(1,296)
Net income (loss)	$2,692	$(3,794)	$(9,949)	$(18,725)
Net income (loss) per common share:
Basic	$0.13	$(0.19)	$(0.50)	$(1.02)
Diluted (1)	$0.13	$(0.19)	$(0.50)	$(1.02)
Weighted average common shares outstanding:
Basic	20,191,390	19,514,893	19,985,528	18,411,247
Diluted (1)	21,099,723	19,514,893	19,985,528	18,411,247

(1)    For the twelve month period ended December 31, 2018 and the three and twelve month periods ended December 31, 2017 basic and diluted net loss per share and weighted average common shares outstanding were the same as any additional common stock equivalents would have been anti-dilutive due to the net losses incurred during these periods.

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,738	$22,326
Accounts receivable, net of allowance	40,841	26,504
Deferred commissions, current	2,633	—
Prepaid and other	5,884	2,856
Total current assets	66,096	51,686
Canadian tax credits receivable	1,573	1,196
Property and equipment, net	2,827	2,927
Intangible assets, net	179,572	70,043
Goodwill	226,214	154,607
Deferred commissions, noncurrent	6,292	—
Other assets	1,516	800
Total assets	$484,090	$281,259
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,494	$3,887
Accrued compensation	6,581	5,157
Accrued expenses and other current liabilities	16,667	12,148
Deferred revenue	57,626	43,807
Due to sellers	17,267	7,839
Current maturities of notes payable	6,015	2,301
Total current liabilities	107,650	75,139
Notes payable, less current maturities	273,713	108,843
Deferred revenue, noncurrent	578	1,570
Noncurrent deferred tax liability, net	13,311	3,262
Other long-term liabilities	640	1,030
Total liabilities	395,892	189,844
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	180,481	174,944
Accumulated other comprehensive loss	(7,500)	(2,403)
Accumulated deficit	(84,785)	(81,128)
Total stockholders’ equity	88,198	91,415
Total liabilities and stockholders’ equity	$484,090	$281,259

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2018	2017
	(unaudited)
Operating activities
Net loss	$(9,949)	$(18,725)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,347	11,914
Deferred income taxes	268	(262)
Amortization of deferred commissions	2,367	—
Foreign currency re-measurement (gain) loss	305	(382)
Non-cash interest and other expense	874	592
Non-cash stock compensation expense	14,130	9,977
Non-cash loss on retirement of fixed assets	—	(19)
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(5,212)	(4,710)
Prepaids and other	(2,798)	1,555
Accounts payable	(3,399)	1,254
Accrued expenses and other liabilities	(15,050)	3,715
Deferred revenue	4,464	2,807
Net cash provided by operating activities	7,347	7,716
Investing activities
Purchase of property and equipment	(935)	(396)
Purchase of customer relationships	—	(55)
Purchase business combinations, net of cash acquired	(160,751)	(110,324)
Net cash used in investing activities	(161,686)	(110,775)
Financing activities
Payments on capital leases	(1,136)	(1,497)
Proceeds from notes payable, net of issuance costs	172,397	74,538
Payments on notes payable	(4,689)	(11,912)
Taxes paid related to net share settlement of equity awards	(9,400)	(3,387)
Issuance of common stock, net of issuance costs	807	43,797
Additional consideration paid to sellers of businesses	(8,056)	(5,361)
Net cash provided by financing activities	149,923	96,178
Effect of exchange rate fluctuations on cash	(1,172)	449
Change in cash and cash equivalents	(5,588)	(6,432)
Cash and cash equivalents, beginning of period	22,326	28,758
Cash and cash equivalents, end of period	$16,738	$22,326
Supplemental disclosures of cash flow information:
Cash paid for interest	$12,429	$6,012
Cash paid for taxes	$3,348	$1,782
Noncash investing and financing activities:
Equipment acquired pursuant to capital lease obligations	$—	$50

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$2,692	$(3,794)	$(9,949)	$(18,725)
Add:
Depreciation and amortization expense	6,743	3,802	21,347	11,914
Interest expense, net	4,518	2,210	13,273	6,582
Other expense (income), net	816	(549)	1,781	(289)
Provision for income taxes	(11,927)	(257)	(9,809)	1,296
Stock-based compensation expense	3,750	2,173	14,130	9,977
Acquisition-related expense	9,099	4,724	17,838	15,092
Purchase accounting deferred revenue discount	1,024	1,437	4,494	4,469
Adjusted EBITDA	$16,715	$9,746	$53,105	$30,316

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$2,692	$(3,794)	$(9,949)	$(18,725)
Add:
Stock-based compensation expense	3,750	2,173	14,130	9,977
Amortization of purchased intangibles	6,151	3,013	19,096	9,298
Amortization of debt discount	258	176	874	592
Acquisition-related expense	9,099	4,724	17,838	15,092
Purchase accounting deferred revenue discount	1,024	1,437	4,494	4,469
Provision for Income Tax - nonrecurring	(10,100)	—	(10,100)	—
Tax effect of adjustments above	(545)	(82)	(723)	(324)
Non-GAAP net income	$12,329	$7,647	$35,660	$20,379

Weighted average ordinary shares outstanding, basic	20,191,390	19,514,893	19,985,528	18,411,247
Weighted average ordinary shares outstanding, diluted	21,099,723	20,668,840	20,975,713	19,548,371
Non-GAAP earnings per share, basic	$0.61	$0.39	$1.78	$1.11
Non-GAAP earnings per share, diluted	$0.58	$0.37	$1.70	$1.04

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Stock-based compensation:
Cost of revenue	$190	$159	$654	$436
Research and development	380	236	1,250	796
Sales and marketing	165	83	533	232
General and administrative	3,015	1,695	11,693	8,513
Total	$3,750	$2,173	$14,130	$9,977

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Depreciation:
Cost of revenue	$376	$442	$1,644	$1,904
Operating expense	216	347	607	712
Total	$592	$789	$2,251	$2,616

Amortization:
Cost of revenue	$1,684	$973	$5,431	$3,512
Operating expense	4,467	2,040	13,665	5,786
Total	$6,151	$3,013	$19,096	$9,298